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                                                                     Exhibit 4.9

                             STOCK PURCHASE WARRANT

                                     For the purchase of up to 534,397 shares of
                                           Series E Convertible Preferred Stock,
                                                       par value $.001 per share

No. W-TCC-01E                                                  December 19, 2003

PTC Therapeutics, Inc., a Delaware corporation (the "Company"), hereby certifies that, for good and valuable consideration, Three Crowns Capital (Bermuda) Ltd. or its permitted assigns (the "Warrant Holder") is entitled, subject to the terms set forth below, to purchase from the Company at any time on or before 5:00 p.m., Boston, Massachusetts time, on December 19, 2013 (the "Exercise Period"), up to 534,397 fully-paid and non-assessable shares of Series E Convertible Preferred Stock, par value $.001 per share, of the Company (the "Series E Preferred Stock"), or shares of the Common Stock, par value $.001 per share, of the Company (the "Common Stock") upon a mandatory conversion of the Series E Preferred Stock as provided in Section 3 hereof (the Series E Preferred Stock and the Common Stock are hereinafter collectively referred to as "Shares"), at a price per share (the "Exercise Price") which shall initially be $0.397644 per share and which shall be subject to adjustment as herein provided.

     1. Exercise of Warrants.

     1.1. Exercise. Subject to the terms and conditions of this Warrant, this Warrant shall become exercisable by the Warrant Holder on December 19, 2003.

     1.2. Procedure to Exercise. This Warrant may be exercised by the Warrant Holder, in whole or in part, by surrendering this Warrant, with the purchase form appended hereto as Exhibit A duly executed by such Warrant Holder or by such Warrant Holder's duly authorized attorney, at the principal office of the Company, or at such other office or agency as the Company may designate, accompanied by payment in full by cash, check or wire transfer of the amount obtained by multiplying the number of Shares in the notice of exercise by the Exercise Price (the "Purchase Price").

     1.3. Net Issue Exercise. In lieu of exercising this Warrant in the manner provided above in Section 1.2, the Warrant Holder may elect to receive shares equal to the value of this Warrant (or the portion thereof being converted) by surrender of this Warrant, in whole or in part, at the principal office of the Company together with the notice of exercise attached hereto as Exhibit A, in which event the Company shall issue to the Warrant Holder the number of Shares computed using the following formula (a "Net Issue Exercise"):

                                  X = Y (A - B)
                                      ---------
                                          A

Where: X = The number of Shares to be issued to the Warrant Holder.

       Y = The number of Shares purchasable under this Warrant (at the date of


                                      A-1

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              such calculation) that are being converted, in whole or in part, hereunder.

          A = The Fair Market Value of one Share (at the date of such calculation).

          B = The Exercise Price (as adjusted to the date of such calculation).

     For purposes of this Section 1.3, if any Shares of the Warrant Holder or any other shareholder of the Company are registered or publicly traded, then the Fair Market Value of one Share shall mean the average of the closing bid and asked prices of the Common Stock quoted in the over the counter market summary or the closing price quoted by the Nasdaq National Market or any exchange on which the Common Stock is listed, whichever is applicable, as published in the Western Edition of The Wall Street Journal (or the Financial Times (US Edition) if not published in The Wall Street Journal) for the business day prior to the date of determination of fair market value. If the Shares are not traded on the Nasdaq National Market or on an exchange, the Fair Market Value of one Share shall be determined in good faith by the Company's Board of Directors.

     1.4. Effectiveness. Each exercise or Net Issue Exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company as provided in Sections 1.2 or 1.3 above. At such time, the person or persons in whose name or names any certificates for the Shares shall be issuable upon such exercise or Net Issue Exercise as provided in Section 2 below shall be deemed to have become the holder or holders of record of the Shares represented by such certificates.

     2. Delivery of Stock Certificates, Etc. As soon as practicable after the exercise or Net Issue Exercise of this Warrant in full or in part, and in any event within 10 days thereafter, the Company at its expense will cause to be issued in the name of, and delivered to, the Warrant Holder, or as such Warrant Holder (upon payment by such Warrant Holder of any applicable transfer taxes) may direct (i) a certificate or certificates for the number of fully paid and non-assessable Shares to which the Warrant Holder shall be entitled upon such exercise or Net Issue Exercise, and (ii) in case such exercise or Net Issue Exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the number of Shares equal (without giving effect to any adjustment therein) to the number of Shares called for on the face of this Warrant minus the number of Shares purchased by the Warrant Holder upon such exercise or Net Issuance Exercise as provided in Sections 1.2 or 1.3 herein.

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     3. Adjustments Upon Mandatory Conversion of Series E Preferred Stock. Upon
any mandatory conversion of the Series E Preferred Stock pursuant to the Company's Certificate of Incorporation, as amended or amended and restated from time to time, this Warrant shall cease to be exercisable for shares of Series E Preferred Stock and shall become exercisable for that number of shares of Common Stock into which the shares of Series E Preferred Stock purchasable hereunder would have been convertible immediately prior to such mandatory conversion, and such that payment of the Exercise Price, or any multiple thereof, shall entitle the Warrant Holder to receive the number of shares of Common Stock as would have been issued upon conversion of each share of Series E Preferred Stock purchasable hereunder immediately prior to such mandatory conversion.

     4. Stock Splits, Stock Dividends and Combinations. If the Company at any time subdivides the outstanding shares of Series E Preferred Stock, or issues a stock dividend on the outstanding shares of Series E Preferred Stock, the Exercise Price in effect immediately prior to such subdivision or the issuance of such stock dividend shall be proportionately decreased, and the number of Shares shall be proportionately increased, and if the Company at any time combines the outstanding shares of Series E Preferred Stock, the Exercise Price in effect immediately prior to such combination shall be proportionately increased, and the number of shares shall be proportionately decreased, effective at the close of business on the date of such subdivision, stock dividend or combination, as the case may be. Upon any mandatory conversion of the Series E Preferred Stock as provided in Section 3, each reference to Series E Preferred Stock in this Section 4 shall be deemed to be Common Stock.

     5. Conversions; Reorganizations; Reclassifications; Merger; Sales. In case of any capital reorganization or any reclassification of the capital stock of the Company or in case of the consolidation or merger of the Company with or into another corporation or the conveyance of all or substantially all of the assets of the Company to another corporation (an "M&A Transaction"), this Warrant shall thereafter be exercisable for the number of shares of stock or other securities or property to which a holder of the number of Shares deliverable upon exercise of the Warrant would have been entitled to upon such conversion, reorganization, reclassification, consolidation, merger or conveyance and, in any such case, appropriate adjustment as determined by the Board of Directors of the Company shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the Warrant Holder to the end that the provisions set forth herein (including provisions with respect to changes in and other adjustments of the Exercise Price and the number of Shares) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the exercise of the Warrant. Should the Board of Directors make a good faith determination that compliance with the terms of this Section will have a material adverse effect on the M&A Transaction, then the Company may require that Warrant Holder exercise all or part of this Warrant on the terms set forth herein.

     6. Statement of Adjustment. Whenever the Exercise Price shall be adjusted as provided herein, the Company shall promptly file with the Secretary of the Company or at such other place as shall be designated by the Company, a statement, signed by its chief financial officer, showing in detail the facts requiring such adjustment, the Exercise Price in effect before and after such adjustment and the kind and amount of shares of capital stock, securities or other property thereafter to be received upon the exercise of this Warrant. The Company shall also

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cause a copy of such statement to be sent in the manner specified in Section
16.3 to the Warrant Holder.

     7. Notice of Adjustment. In the event the Company shall propose to take any action of the types described in Sections 4 or 5, the Company shall give notice to the Warrant Holder in the manner set forth in Section 16.3, which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Exercise Price and the number, kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon the exercise hereof. In the case of any action which would require the fixing of a record date, such notice shall be given at least ten (10) days prior to the date so fixed, and in case of all other actions, such notice shall be given at least twenty (20) days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

     8. Taxes. The Company shall pay all documentary, stamp or other transactional taxes attributable to the issuance or delivery of shares of capital stock of the Company upon the exercise or conversion hereof; provided, however, Company shall have no obligation to pay any documentary, stamp or other transactional taxes on transfers initiated by Warrant Holder.

     9. No Fractional Shares. Each adjustment in the number of Shares purchasable hereunder shall be calculated, to the nearest whole share with fractional shares disregarded.

     10. Covenants as to Series Preferred Stock and Common Stock. The Company covenants and agrees that the shares of Series E Preferred Stock issuable hereunder, and the Common Stock issuable upon conversion thereof, and the Common Stock issuable hereunder, as the case may be, will, upon issuance in accordance with the terms hereof, be validly issued and outstanding, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof imposed by or through the Company. The Company further covenants and agrees that the Company will at all times have authorized and reserved, free from preemptive rights imposed by or through the Company, a sufficient number of shares of Series E Preferred Stock and Common Stock to provide for the exercise of the rights represented by this Warrant. The Company further covenants and agrees that if any shares of capital stock to be reserved for the purpose of the issuance of shares upon the exercise of this Warrant require registration or qualification with or approval by the Securities and Exchange Commission or any state regulatory agency under Federal or state law (or by any analogous foreign regulatory body) before such shares may be validly issued or delivered upon exercise, then the Company will in good faith and as expeditiously as possible endeavor to secure such registration, qualification or approval, as the case may be. Holders of Series E Preferred Stock and Common Stock issuable upon exercise of this Warrant or conversion of any such shares, as the case may be, shall be entitled to all the rights and privileges, and bound by the obligations, of the Purchase Agreement, the Investor Rights Agreement, and the Amended and Restated Voting Rights Agreement, all dated as of the date hereof between the Company and the Investors (as defined therein) with respect to such shares (the "Shareholder Agreements"). Upon exercise of the Warrant, Warrant Holder at Company's request shall sign any counterpart signature pages required in connection with becoming a party to such Shareholder Agreements.

     11. No Impairment. The Company will not voluntarily avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Warrant Holder against impairment due to such event.

     12. Compliance with Securities Act.

     12.1 Unregistered Securities. The Warrant Holder acknowledges that this Warrant and the Shares have not been registered under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any successor legislation (the "Securities Act"), and agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of this Warrant or any Shares in the absence of (i) an effective registration statement under the Securities Act covering this Warrant or such Shares and registration or qualification of this Warrant or such Shares under any applicable "blue sky" or state securities law then in effect, or (ii) an opinion of counsel, satisfactory to the Company, that such registration and qualification are not required. The Company may delay issuance of the Shares until completion of any action or obtaining of any consent, which the Company deems necessary under any applicable law (including without limitation state securities or "blue sky" laws).

     12.2 Investment Representation. The Warrant Holder represents to the Company that this Warrant is being acquired for the Warrant Holder's own account and for the purpose of investment and not with a present view to, or for sale in connection with, the distribution thereof, nor with any present intention of distributing or selling the Warrant or Common Stock issuable upon exercise of the Warrant. The Warrant Holder acknowledges that it has been afforded the opportunity to meet with the management of the Company and to ask questions of, and receive answers from, such management and the Company's counsel about the business and affairs of the Company and concerning the terms and conditions of the offering of this Warrant, and to obtain any additional information, to the extent that the Company possessed such information or could acquire it without unreasonable effort or expense, necessary to verify the accuracy of the information otherwise obtained by or furnished to the Warrant Holder. The Holder has received all information which the Warrant Holder considered necessary to form a decision concerning the purchase of this Warrant, and no valid request to the Company by the Warrant Holder hereof for information of any kind about the Company has been refused or denied by the Company or remains unfulfilled as of the date hereof. The Warrant Holder attests that it is considered to be a sophisticated investor, is familiar with the risks inherent in speculative investments such as in the Company, has such knowledge and experience in financial business matters that he is capable of evaluating the merits and risk of the investment in this Warrant and the Shares, and is able to bear the economic risk of the investment. The Warrant Holder confirms that he is an "accredited investor" as such term is defined in rule 501(a) of the Securities Act.

     12.3 Investment Letter. Without limiting the generality of Section 12.1, unless the offer and sale of any shares of Shares shall have been effectively registered under the Securities Act, the Company shall be under no obligation to issue the Shares unless and until the Warrant Holder shall have executed an investment letter in form and substance satisfactory to the Company, including a warranty at the time of such exercise that the Warrant Holder is acquiring such shares for its own account, for investment and not with a view to, or for sale in connection with, the distribution of any such shares.

     12.4 Legend. Certificates delivered to the Warrant Holder pursuant to
Section 2 shall bear the following legend or a legend in substantially similar form (as well any such other legends as Company may reasonably require of its shareholders generally):

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY OTHER SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE. SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT COVERING SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933 AND ANY OTHER APPLICABLE SECURITIES LAWS, UNLESS THE HOLDER SHALL HAVE OBTAINED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED."

     THE CORPORATION IS AUTHORIZED TO ISSUE MORE THAN ONE CLASS OR SERIES OF STOCK. THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL, OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS.

     THE SHARES REPRESENTED HEREBY ARE ALSO SUBJECT TO RESTRICTIONS ON TRANSFER CONTAINED IN CERTAIN SUBSCRIPTION AND INVESTOR RIGHTS AGREEMENTS, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT COMPLIANCE WITH THE TERMS THEREOF. THE COMPANY WILL FURNISH A COPY OF THE FULL TEXT OF SUCH RESTRICTIONS TO THE HOLDER OF THIS CERTIFICATE UPON WRHTEN REQUEST AND WITHOUT CHARGE.

     THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO A CERTAIN AMENDED AND RESTATED VOTING AGREEMENT DATED AS OF _________, 20__ BY AND AMONG THE COMPANY AND THE STOCKHOLDERS OF THE COMPANY, A COPY OF WHICH AGREEMENT IS AVAILABLE FOR INSPECTION AT THE OFFICES OF THE COMPANY OR MAY BE OBTAINED FROM THE COMPANY UPON REQUEST AND WITHOUT CHARGE.

     13. Transferability. Without the prior written consent of the Company, neither the Warrant nor the shares issuable upon exercise thereof (the "Warrant Shares") shall be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of the Warrant, Warrant Shares, or of any rights granted hereunder contrary to the provisions of this Section 13, or the levy of any attachment or similar process upon the Warrant, Warrant Shares, or such rights, shall be null and void. If, in connection with a registration statement filed by the Company pursuant to the Securities Act of 1933, the Company or its underwriter so requests, the Warrant Holder will agree not to sell any Warrant Shares for a period not to exceed 180 days following the effectiveness of such registration.

     14. Lost, Stolen, Mutilated or Destroyed Warrant. If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may reasonably in its discretion impose (which shall in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed.

     15. Register of Warrants. The Company shall maintain, at the principal office of the Company (or such other office as it may designate by notice to the Warrant Holder), a register for the Warrants in which the Company shall record the name and address of the person in whose name a Warrant has been issued, as well as the name and address of each transferee and each prior owner of such Warrant.

     16. Miscellaneous.

     16.1 Waivers and Amendments. This Warrant or any provisions hereof may be changed, waived, discharged or terminated only by a statement in writing signed by the Company and by Warrant Holders who hold or have the right to acquire at least two-thirds of the Shares at such time issued or issuable upon exercise of the Warrants, provided that no change, addition, omission or waiver shall be made without the written consent of the Warrant Holder(s) which affects (i) the number of Shares issuable on exercise of this Warrant, (ii) the Exercise Price or (iii) any other provision other than in a manner in which all the Warrants are affected.

     16.2 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware (US) without giving effect to the conflicts of laws principles thereof.

     16.3 Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be hand delivered, sent by facsimile or other electronic medium, or mailed, postage prepaid, or sent by reputable overnight courier, delivery charges prepaid, addressed as follows or to such other address as may be furnished in writing to the other parties hereto:

     If to the Warrant Holder: Three Crowns Capital (Bermuda) Ltd.
                               Suite 1139
                               48 Par-La-Ville Road
                               Hamilton HM11
                               Bermuda
                               441-293 7107 (Fax)
                               Attention: Peter Svennilson

     With a copy to:           Conyers Dill & Pearman

                               Clarendon House
                               2 Church Street
                               Hamilton HM 11
                               Bermuda
                               441-292-4720 (Fax)
                               Attention: Peter A. S. Pearman

     And:                      Nixon Peabody LLP
                               101 Federal Street
                               Boston, MA 02110
                               617-345-1300 (Fax)
                               Attention: Carter S. Bacon, Esq.

     If to the Company:        PTC Therapeutics, Inc.
                               Attention: Legal Department
                               100 Corporate Court
                               Middlesex Business Center
                               South Plainfield, NJ 07080

                               with an email copy to: legal@ptcbio.com

     With a copy to:           Wilmer Cutler Pickering Hale and Dorr LLP
                               60 State Street
                               Boston, Massachusetts 02109
                               Attn: David E. Redlick, Esq.

     All such notices and communications shall be deemed to have been duly given
(i) five (5) business days after being deposited in the mail, postage prepaid if mailed, (ii) one (1) business day after being sent by overnight courier, (iii) when receipt acknowledged if telecopied and (iv) upon receipt if delivered by hand.

     16.4 Headings. The headings in this Warrant are for convenience of reference only and shall not limit or otherwise affect the terms hereof.

     16.5 Remedies. The Company stipulates that the remedies at law of the holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

     16.6 Currency. All currency references herein are to United States Dollars.

     16.7 Closing of Books. The Company will at no time close its transfer books against the transfer of any Warrant or of any Shares issued or issuable upon the exercise of the Warrant in a manner which interferes with the timely exercise of this Warrant.

     16.8 No Rights or Liabilities as a Stockholder. This Warrant shall not entitle the Warrant Holder to any voting rights or other rights as a stockholder of the Company prior to the exercise or conversion of the Warrant, provided that nothing herein shall be construed to limit or impair other rights that the Warrant Holder may have under this Warrant or otherwise. No provision of this Warrant, in the absence of affirmative action by the Warrant Holder to purchase the Shares, and no mere enumeration herein of the rights or privileges of the Warrant Holder, shall give rise to any liability of such Warrant Holder for the Exercise Price or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

     IN WITNESS WHEREOF, the undersigned has caused this Warrant to be executed as an instrument under seal.

                                   PTC Therapeutics, Inc.


                                   By: /s/ MARK E. BOULDING
                                       ------------------------------------
                                   Name: Mark E. Boulding
                                         ----------------------------------
                                   Title: S.V.P., Business Development and Legal
                                          ---------------------------------


AGREED AND ACKNOWLEDGED:

THREE CROWNS CAPITAL (BERMUDA) LTD.

                                    EXHIBIT A

                    NOTICE OF EXERCISE OR NET ISSUE EXERCISE

                                                         Date: ________ __, 20__

YY

Gentlemen:

The undersigned hereby elects to exercise or Net Issue Exercise the enclosed Warrant issued by YY (the "Company") and dated as of ____ __, 2003.

     The undersigned elects to:

     [ ] Exercise the Warrant and to purchase thereunder _____ shares of the Series __ Preferred Stock of the Company (the "Shares") at an exercise price of _____ per Share for an aggregate purchase price of _________ (the "Purchase Price"). Pursuant to the terms of the Warrant, the undersigned has delivered the Purchase Price herewith in full.

     [ ] Net Issue Exercise ____% of the value of the Warrant at the current Exercise Price (as defined in the Warrant) of ____ per Share.

                                        Very truly yours,


                                        ----------------------------------------